EXHIBIT 10.2

AMENDMENT

This Amendment is made this 27th day of June 2017, by and between ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine (“ImmuCell”) and Plas-Pak Industries, Inc., 10 Connecticut Avenue, Norwich, Connecticut (“Plas-Pak”).

WHEREAS, ImmuCell and Plas-Pak entered into a buying agreement (“Agreement”) with an effective date of January 4, 2010 whereunder the terms by which Plas-Pak would sell Products to ImmuCell were defined; and

WHEREAS, the Agreement was subsequently amended effective October 31, 2015; and

WHEREAS, the parties desire to modify the Agreement.

NOW, THEREFORE, as to the terms of the Amendment, ImmuCell and Plas-Pak agree as follows:

1.	Term. The Term of the Agreement shall be expire January 1, 2024.

All other terms of this Article shall remain in full force and effect.

2.	Appendix B. The memo for Michael Basil regarding pricing dated 2007 is hereby replaced by the attached Exhibit B.

All other terms and conditions of this Article and the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate effective the date first written above.

ImmuCell Corporation	Plas-Pak Industries, Inc.

/s/ Michael F. Brigham	/s/ Srinivas Subramanian
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Name: Michael F. Brigham	Name: Srinivas Subramanian

Title: President and CEO	Title: VP & GM Nordson EFD

Date: June 27, 2017	Date: July 24, 2017